Exhibit 10.46

LIVANOVA PLC

ALISTAIR SIMPSON

SEPARATION AND SETTLEMENT AGREEMENT

THIS SEPARATION AND SETTLEMENT AGREEMENT (the “Agreement”) is made on ______ November 2019
BETWEEN
(1)    LIVANOVA PLC, a company registered in England with registered number 09451374 and having its registered office at 20 Eastbourne Terrace, W2 6LG London (the “Company”); and

(2)    ALISTAIR SIMPSON, residing at 37 Sydney Road, Richmond, TW9 1UB (the “Executive”).
BACKGROUND
The Company has employed the Executive as General Manager, Cardiac Surgery since 10 April 2017 under the terms of a Service Agreement dated 28 February 2017 as varied by the parties prior to the date of this Agreement (the “Service Agreement”). Contemporaneous with the reorganization of the Company effective on 1 January 2020, pursuant to which the Company will no longer operate under a structure with a Cardiac Surgery franchise, Executive and the Company desire to plan for Executive’s transition to a new position with the Company and for Executive’s eventual separation from the Company.
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement, unless the context otherwise requires:

“the Acts”	means the Employment Rights Act 1996 section 203(3) and the Equality Act 2010, section 147;
“Claims”
means the claims that the Executive believes that he has against the Company or any Group Company or against any of its or their respective shareholders, officers, employees or agents, being:
(a)    for breach of contract arising out of his employment, or termination of the employment, or otherwise (save in relation to the enforcement of this Agreement);
(b)    for unfair dismissal under the Employment Rights Act 1996;
(c)    in relation to unauthorized deductions from wages;
(d)    for discrimination, harassment or victimisation on the grounds of age, sex, race or nationality or any other unlawful ground, pursuant to the Equality Act 2010;
(e)    for breach of contract or any other rights to or in respect of shares or other securities or securities based incentives in the Company or any Group Company;
(f)    for unlawful detriment under the Employment Rights Act 1996; and
(g)    under the Public Interest Disclosure Act 1998.

“Effective Date”	means 12:01 a.m. on 1 January 2020;
“Employment”	means the employment of the Executive under this Agreement or, as the context requires, the duration of that employment;
“Group”
means the Company, any presently existing or future holding company or undertaking of the Company and any presently existing or future subsidiaries and subsidiary undertakings of the Company or such holding company or undertaking (and the words “subsidiary” and “holding company” shall have the meanings given to them in section 1159 in the Companies Act 2006); and

“Group Company”	means any company within the Group.
“Post-Employment Notice Pay”	has the meaning given in section 402D of the Income Tax (Earnings and Pensions) Act 2003 (ITEPA).
“Post-Employment Notice Period”	has the meaning given in section 402E(5) of ITEPA.
“Termination Date”	means 30 June 2021.

1.2	Interpretation and Construction
Save to the extent that the context or the express provisions of this Agreement require otherwise, in this Agreement:

(a)	words importing the singular shall include the plural and vice versa;

(b)	words importing any gender shall include all other genders;

(c)	words importing the whole shall be treated as including reference to any part of the whole;

(d)	any reference to a Clause, the Schedule or part of the Schedule is to the relevant Clause, Schedule or part of the Schedule of or to this Agreement unless otherwise specified;

(e)
reference to this Agreement or to any other document is a reference to this Agreement or to that other document as modified, amended, varied, supplemented, assigned, novated or replaced from time to time;

(f)
reference to a provision of law is a reference to that provision as extended, applied, amended, consolidated or re-enacted or as the application thereof is modified from time to time and shall be construed as including reference to any order, instrument, regulation or other subordinate legislation from time to time made under it;

(g)
references to a “person” includes any individual, firm, company, corporation, body corporate, government, state or agency of state, trust or foundation, or any association, partnership or unincorporated body (whether or not having separate legal personality) or two or more of the foregoing;

(h)
general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and “including”, “include” and “in particular” shall be construed without limitation; and

(i)	the meaning of any words coming after “other” or “otherwise” shall not be constrained by the meaning of any words coming before “other” or “otherwise where a wider construction is possible.

1.3	Headings
The table of contents and the headings in this Agreement are included for convenience only and shall be ignored in construing this Agreement.

2.	TERMS OF EMPLOYMENT DURING TRANSITION PERIOD

2.1	The Service Agreement
The terms of the Service Agreement shall remain in full force and effect except to the extent modified by or inconsistent with this Agreement.

2.2	Transition to New Position

2.2.1
On the Effective Date, and pursuant to the Executive’s execution of this Agreement, the Executive will resign his position as General Manager, Cardiac Surgery and assume the position as Vice President, Special Projects. Between the Effective Date and 1 January 2020, Executive agrees to assist with the transition of his current responsibilities to a successor appointed by LivaNova Plc.

2.2.2
For fiscal year 2019, Executive shall receive his annual bonus, the target amount of which is 60% of his annual base salary, no later than April 30, 2020 according to the terms of the 2019 ELT Short-Term Incentive Plan.

2.3	EMPLOYMENT AS VICE PRESIDENT, SPECIAL PROJECTS
As Vice President, Special Projects, Executive shall report to Ryan Miller, Vice President, Strategy or someone designated by Mr. Miller (“Manager”) and assist in the execution of Project Electron or such other projects as determined by the Manager.

2.3.1
Executive’s annual basic salary as Vice President, Special Projects shall be £340,000 (“the Salary”), payable monthly, less amounts withheld as required by law or as requested or agreed by Executive. The Company shall pay the Salary to the Termination Date or Early Termination Date, as applicable, in the usual way, and shall continue to provide the Executive with benefits in the usual way up to the Termination Date or Early Termination Date, as applicable.

2.3.2
Executive shall be eligible to receive an annual bonus for fiscal year 2020, the target amount of which is 60% of his annual basic salary, payable in April 2021 according to the terms of the 2020 ELT Short-Term Incentive Plan, which is subject to the approval of the Compensation Committee of the LivaNova Plc Board of Directors in the first quarter of fiscal year 2020.

2.3.3	Executive shall not be eligible to participate in the 2021 ELT Short-Term Incentive Plan or any other short-term incentive plan offered to employees of the Company in fiscal year 2021.

2.3.4	Executive shall not be eligible to receive any equity awards under the LivaNova Plc 2015 Incentive Award Plan after the Effective Date.

2.4	Termination Date
Executive’s last day of employment shall be the Termination Date, unless terminated earlier in accordance with Clause 18 of the Service Agreement or Clause 2.5 of this Agreement.

2.5	Early Termination Option
Executive shall have the option to terminate his employment on any date (“Early Termination Date”) prior to the Termination Date following completion of Project Electron and delivery of written notice to the Company at least two weeks in advance thereof (“Early Termination Option”).

2.6	Restrictions During Employment and After Termination of Employment

2.6.1	Prior to the earlier of the Termination Date or the Early Termination Date, Executive agrees to adhere to the terms of Clause 15 (Restrictions During Employment) of the Service Agreement.

2.6.2
During the Employment and at any time (without limitation) after the earlier of the Termination Date or the Early Termination Date, Executive agrees to adhere to the terms of Clause 16 (Confidentiality and Company Documents) of the Service Agreement.

2.6.3
If Executive elects the Early Termination Option, he agrees to adhere to the terms of Clause 20 (Restrictions After Termination) of the Service Agreement through and including the Termination Date, after which the Company hereby waives enforcement of Clause 20. If Executive continues the Employment through the Termination Date, the Company hereby waives enforcement of Clause 20.

2.6.4
Executive acknowledges and agrees that nothing in this Agreement is intended to or does prevent him from: 1) filing a charge or complaint with any governmental agency or regulatory body (including, but not limited to, the United States Equal Employment Opportunity Commission, National Labor Relations Board, Occupational Safety and Health Administration, or Securities and Exchange Commission) or 2) disclosing information for the purpose of making a protected disclosure within the meaning of Part IVA of the Employment Rights Act 1996 (Protected Disclosures), provided that the disclosure is made in accordance with the provisions of that Act.

3.	CONSIDERATION

3.1	Early Termination Payment

In the event that Executive elects to exercise the Early Termination Option, the Company shall, within 30 days following the Early Termination Date, make: a lump-sum payment to Executive, less deductions required by law or approved by Executive, equal in amount to the basic salary and bonus Executive would have received between the Early Termination Date and the Termination Date had he remained employed until the Termination Date; provided that, any bonus amount due Executive under this section shall be payable no earlier than the date on which amounts payable under the 2020 ELT Short-Term Incentive Plan are determined and paid to plan participants.

3.2	Equity Awards
Executive’s equity awards unvested as of the Effective Date shall continue to vest through the earlier of the Termination Date or the Early Termination Date. All equity awards not vested as of that date shall lapse.

3.3	Relocation Expenses
The Company will pay, or reimburse the Executive for, reasonable relocation expenses, not to exceed £40,000, incurred by the Executive in 2019 and 2020 relating to his relocation from the United Kingdom to the United States. Relocation expenses are the direct payment or reimbursement of costs directly related to 1) moving Executive’s (and his family’s) personal and household goods and furniture from Executive's main family residence in United Kingdom to the family’s residence in the United States; 2) a one-way economy flight from the United Kingdom to the United States for both the Executive and his partner; and 3) relocating the Executive’s family pet, a dog, from the United Kingdom to the United States.

3.4	Attorney Fees
The Company shall pay the reasonable legal fees (up to a maximum of £5,000 (inclusive of disbursements and VAT)) incurred by the Executive in obtaining advice on the termination of their employment and the terms of this agreement, such fees to be payable to the Executive’s solicitors on production of an invoice addressed to the Executive but marked as payable by the Company.

3.5	Future Inquiries
Executive shall direct all inquiries from prospective employers to Human Resources, who will advise said prospective employers of Executive’s dates of service and positions held.

3.6	Tax support
The Company shall pay the reasonable legal fees incurred by the Executive in obtaining advice on tax advice, support or assistance for one year from the Termination Date, such fees to be payable to the Executive’s accountants or tax advisers on production of invoices addressed to the Executive but marked as payable by the Company.

3.7	Satisfaction of Payment in Lieu of Notice
Executive agrees that the terms of Clauses 2 and 3 of this Agreement are intended to satisfy, and do in fact satisfy, the Company’s obligations under Clauses 3.2 (Duration and Notice) and 3.3 (Payment in Lieu of Notice) of the Service Agreement. Executive expressly agrees that, upon termination of the Employment, the Company shall have no obligation to make a payment in lieu of notice to Executive and shall have no obligation to make any other payment to Executive except as expressly described in Clauses 2 and 3 of this Agreement.

4.	MISCELLANEOUS TERMS

4.1	Waiver and Release of Claims

4.1.1
Executive agrees that the terms of this Agreement are in full and final settlement of the Claims which the Executive may have as of the date of this Agreement, each of which is hereby intimated and waived.

4.1.2	The waiver in clause 4.1.1 does not apply to:

(a)
any claims for personal injury other than (a) where Executive is currently aware of any facts or circumstances which do or may give rise to the claim and (b) those which may be brought under any discrimination legislation;

(b)	any claims by Executive to enforce this Agreement; and

(c)	any claims for any accrued pension rights.

4.1.3
Executive acknowledges that the conditions relating to settlement agreements under the Acts have been satisfied and that he has received independent legal advice and shall deliver on execution of this Agreement a certificate signed by his independent legal adviser in the form attached hereto as Schedule 1.

4.1.4
Executive shall as a strict condition of this Agreement within the 7-day period preceding the earlier of the Termination Date or the Early Termination Date deliver to the Company’s Senior Vice President and General Counsel the signed Reaffirmation Waiver and Release of Claims, attached hereto as Schedule 2. Executive acknowledges that the Company has relied on the obligation in this clause 4.1.4 when entering into this Agreement and the Consideration set out in clause 3 above is conditional upon Executive's compliance with his obligations under this Agreement, including the obligation contained within this clause 4.1.4 . .

4.2	Mutual Non-disparagement
Executive agrees not to disparage, demean or defame the Company or its affiliates, their products, services or employees in any way. The Company agrees not to disparage, demean or defame Executive in any way.

4.3	Mutual Release of Claims
By entering into this Agreement, the Company releases the Executive from any and all claims against the Executive which the Company might otherwise assert.

4.4	Governing Law and Courts
This Agreement is governed by and shall be construed and enforced, in all respects, in accordance with English law and under the jurisdiction of the English courts.

4.5	Entire Agreement

4.5.1
This Agreement and the documents referred to in it constitute the entire agreement and understanding of the parties and supersede and extinguish all previous agreements, promises, assurances, warranties, representations and understandings between the parties, whether written or oral, relating to the subject matter of this Agreement.

4.5.2
Each party acknowledges that in entering into this Agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement.

4.5.3	Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this Agreement.

4.5.4	Nothing in this Clause shall limit or exclude any liability for fraud.

4.6	Company property

4.6.1	The Executive shall, before the Termination Date or Early Termination Date (whichever applies in the circumstances), return to the Company:

(a)
all property belonging to the Company in satisfactory condition including (but not limited to) any car (together with the keys and all documentation relating to the car), fuel card, company credit card, keys, security pass, identity badge, mobile telephone, pager, lap-top computer or fax machine; and

(b)
all documents and copies (whether written, printed, electronic, recorded or otherwise and wherever located) made, compiled or acquired by the Executive during their employment with the Company or relating to its business or affairs or business contacts

4.7
The Executive shall, before the Termination Date or Early Termination Date (whichever applies in the circumstances), erase irretrievably any information relating to the Company’s affairs or business from any computer and communications systems and devices owned or used by the Executive outside its premises, including such systems and data storage services provided by third parties (to the extent technically practicable).

4.8	Notices
All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or (iii) on delivery by an internationally recognized overnight courier, with written verification of receipt. All communications shall be sent to the address set forth below or at such other address as the Company or Executive may designate by ten (10) days advance written notice to the other party.
In the case of the Company to:
20 Eastbourne Terrace
London, W2 6LG
United Kingdom
Attention: Senior Vice President & General Counsel
Facsimile: +44 20 3325 0696

In the case of Executive to:
37 Sydney Road
Richmond
TW9 1UB
United Kingdom
Facsimile: +44 20 3325 0696

Schedule 1- CERTIFICATE OF INDEPENDENT LEGAL ADVISER
I ________________________ whose address is ______________________________________ confirm that I gave independent legal advice to Alistair Simpson of 37 Sydney Road, Richmond, TW9 1UB as to the terms and effect of the Agreement to which this certificate is attached in particular as to its effect on his ability to pursue his rights, in particular the Claims specified in clause 4.1.1 before a Court of competent jurisdiction or Employment Tribunal.

I confirm that I am a solicitor of the Senior Courts holding a current practising certificate and that the statutory requirements relating to settlement agreements set out in the Acts (as defined in the Agreement) have been met. I confirm further, that there was in force at the time I gave the advice referred to above a policy of insurance covering the risk of a claim by Alistair Simpson in respect of any loss arising in consequence of that advice.
Signed:
Dated:

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

SCHEDULE 2 – REAFFIRMATION WAIVER AND RELEASE OF CLAIMS
This Reaffirmation Waiver and Release of Claims (“Release”) is made on ___________________________________by Alistair Simpson (“Executive”) in connection with the Employee’s separation from employment on ______________________________________.
NOW THEREFORE, in consideration of the mutual promises described in the Separation and Settlement Agreement dated ______ November 2019 ("the Separation and Settlement Agreement"), to which this Release is appended as Schedule 2, Executive agrees as follows.

1.	DEFINITIONS
Definitions
In this Release, unless the context otherwise requires:

“the Acts”	means the Employment Rights Act 1996 section 203(3) and the Equality Act 2010, section 147.
“Claims”
means the claims that the Executive believes that he has against the Company or any Group Company or against any of its or their respective shareholders, officers, employees or agents, being:
(a)    for breach of contract arising out of his employment, or termination of the employment, or otherwise;
(b)    for unfair dismissal under the Employment Rights Act 1996;
(c)    in relation to unauthorized deductions from wages;
(d)    for discrimination, harassment or victimisation on the grounds of age, sex, race or nationality or any other unlawful ground, pursuant to the Equality Act 2010;
(e)    for breach of contract or any other rights to or in respect of shares or other securities or securities based incentives in the Company or any Group Company;
(f)    for unlawful detriment under the Employment Rights Act 1996; and
(g)    under the Public Interest Disclosure Act 1998.

“Group”
means the Company, any presently existing or future holding company or undertaking of the Company and any presently existing or future subsidiaries and subsidiary undertakings of the Company or such holding company or undertaking (and the words “subsidiary” and “holding company” shall have the meanings given to them in section 1159 in the Companies Act 2006).

“Group Company”	means any company within the Group.

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2.	WARRANTIES

2.1	The Executive warrants that:

(a)	he has not raised any legal proceedings against the Company or any Group Company or against any of its or their respective shareholders, officers, employees or agents; and

(b)
other than the Claims, as of the date of this Release, he has no further or outstanding claims or rights of action, being any further or outstanding claims or rights of action, whether under statute or common law (including contractual, tortious or other claims) and whether before an Employment Tribunal, court or otherwise and whether in the UK or any other jurisdiction in the world against the Company or any Group Company or any of its or their respective shareholders, officers, employees or agents including in respect of or arising out of his employment, or the holding of any office with or investment in the Company or any Group Company or the termination of that employment or office (such claims or rights of action referred to as “Further Claims”).

2.2
The Executive warrants as a strict condition of the Company's obligation to honour the terms of clause 3 of the Agreement under this Release that there are no circumstances of which he is aware or of which he ought to be aware which could constitute a repudiatory breach by him of his contract of employment which would entitle or have entitled the Company to terminate his employment without notice.

3.	SETTLEMENT

3.1
Subject to clause 3.3, the Executive accepts the terms of this Release in full and final settlement of the Claims and all and any Further Claims, whether such claims are known or unknown to the parties and whether or not they are or could be in the contemplation of the parties at the date of this Release, which are waived and released in full. Executive acknowledges that the conditions relating to settlement agreements under the Acts have been satisfied and that he has taken independent legal advice and shall deliver on execution of this Release a confirmation of advice certificate signed by his independent legal adviser in the form attached hereto.

3.2
The Executive undertakes not to institute or pursue any proceedings against the Company or any Group Company or against any of its or their respective shareholders, officers, employees or agents before an Employment Tribunal, court or any other judicial body anywhere in the world in respect of the Claims or for any remedy arising from any Further Claims.

3.3
The waiver in clause 3.1 above does not apply to: (a) any claims for personal injury other than (a) where Executive is currently aware of any facts or circumstances which do or may give rise to the claim and (b) those which may be brought under any discrimination legislation; (b) any claims by Executive to enforce this Agreement; or (c) any claims for any accrued pension rights. In respect of latent personal injuries and/or any latent industrial disease arising out of the course of his employment with the Company and/or the Group that are currently unknown to him, the Executive warrants that he is not aware of having any such personal injuries. These exceptions are the only claims which have not been settled by this Release.

3.4
Subject to the terms of Clause 3.3, if any other claim emerges in law or in fact anywhere in the world based on anything done or omitted to be done during the period of the Executive’s employment by the Company which was not previously known or foreseeable by the Executive, then the Executive agrees that there should be no recourse to any remedy for the claim against the Company or any Group Company. The Executive acknowledges and accepts that in agreeing to the severance arrangements set out in Clause 3 of the Separation and Settlement Agreement

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he has taken into account that he has waived the right to pursue any such claims, whether foreseeable or not previously known, against the Company or any Group Company.

Confirmation of advice for Reaffirmation Waiver and Release of Claims

I ________________________ whose address is ______________________________________ confirm that I gave independent legal advice to Alistair Simpson of 37 Sydney Road, Richmond, TW9 1UB as to the terms and effect of the above Release to which this certificate is attached in particular as to its effect on his ability to pursue his rights, in particular the Claims and Further Claims specified in clause 3.1 above before a Court of competent jurisdiction or Employment Tribunal.

I confirm that I am a solicitor of the Senior Courts holding a current practising certificate and that the statutory requirements relating to settlement agreements set out in the Acts (as defined in the Agreement) have been met. I confirm further, that there was in force at the time I gave the advice referred to above a policy of insurance covering the risk of a claim by Alistair Simpson in respect of any loss arising in consequence of that advice.
Signed:
Dated:

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IN WITNESS of which this Release has been executed and delivered as a deed on the first date written above.

EXECUTED as a Deed
by ALISTAIR SIMPSON

_________________________________
Alistair Simpson
in the presence of:

Witness’s

Signature:	_________________________________

Full Name:	_________________________________

Address:	_________________________________
_________________________________
_________________________________

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IN WITNESS of which this Agreement has been executed and delivered as a deed on the first date written above.

EXECUTED as a Deed by	_________________________________

DAMIEN McDONALD,	Damien McDonald
Chief Executive Officer,
for and on behalf of
LIVANOVA PLC
in the presence of a Witness

_________________________________
Witness

Full Name:	_________________________________

Address:	_________________________________
_________________________________
_________________________________

EXECUTED as a Deed by

ALISTAIR SIMPSON	_________________________________

in the presence of a Witness	Alistair Simpson

_________________________________
Witness

Full Name:	_________________________________

Address:	_________________________________
_________________________________
_________________________________

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